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                                    EXHIBIT 5


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           [LETTERHEAD OF KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS]

                                  July 16, 1996

Board of Directors
National Media Corporation
1700 Walnut Street
Philadelphia, PA   19103

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to National Media Corporation (the "Company") in connection with the proposed registration of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on a registration statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."

         The shares to be registered (the "Shares") consist of (i) 178,750 shares of Common Stock issuable upon the exercise of options (the "Plan Options") granted to certain officers and directors (or former officers and directors) of Positive Response Television, Inc., a wholly-owned subsidiary of the Company ("Positive Response"), pursuant to Positive Response's Amended and Restated 1994 Stock Option Plan (the "Plan") and (ii) 300,000 shares of Common Stock issuable upon the exercise of options (the "Employment Options") granted pursuant to that certain Employment Agreement, dated May 17, 1996, by and between Positive Response, the Company and Michael S. Levey (the "Employment Agreement"). Certain of the Shares may be offered and sold from time to time for the account of the persons referred to in the Registration Statement as "Selling Stockholders."



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Board of Directors
July 16, 1996
Page 2

         In this regard, we have examined: (i) the Plan; (ii) the award agreements granting options pursuant to the Plan to certain of the officers and directors of Positive Response; (iii) the Employment Agreement; (iv) the Company's Certificate of Incorporation and Bylaws, each as amended and as presently in effect; (v) the Registration Statement; and (vi) such officers' certificates, resolutions, minutes, corporate records and other documents as we have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.

         In rendering such opinions, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         The opinions expressed herein are based solely upon our review of the documents and other materials expressly referred to above. Other than such documents and other materials, we have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.

         Based upon and subject to the foregoing, and on such other examination of law and fact as we have deemed necessary or appropriate in connection herewith, we are of the opinion that, upon exercise of the Plan Options in accordance with the provisions of the Plan and the award agreements and upon exercise of the Employment Options in accordance with the provisions of the Employment Agreement, as applicable, the Shares issued pursuant to the Plan and the Employment Agreement, as the case may be, are or will be, as the case may be, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

         This opinion is limited to the law of the Commonwealth of Pennsylvania, the Federal law of the United States and the General Corporation Law of the State of Delaware. Except as expressly otherwise noted herein, this opinion is given as of the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. By giving such consent, we do not hereby admit that we fall within the category of persons whose consent is required pursuant to Section 7 of the Act.

                                Very truly yours,

                                Klehr, Harrison, Harvey, Branzburg & Ellers